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                                                                    EXHIBIT 23.1


             Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-8 of our report dated November 6, 1997 (November 21, 1997 as to the second paragraph of Note 11), appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 1997.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
San Jose, California
May 13, 1998